UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 29, 2013

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Delaware	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8200
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On April 29, 2013, A. H. Belo Corporation announced its consolidated financial results for the quarter and year ended March 31, 2013. A copy of the announcement press release is furnished with this report as Exhibit 99.1.
Item 8.01. Other Events.
A. H. Belo Corporation also announced on April 29, 2013 that the Company has entered into a non-binding letter of intent to sell its five-story office building in Riverside, California to the County of Riverside for approximately $30 million. The non-binding letter of intent contemplates the transaction closing in the third quarter of 2013. A copy of the announcement press release is furnished with this report as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press Release issued by A. H. Belo Corporation on April 29, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

A. H. BELO CORPORATION

By:	/s/	Alison K. Engel
Alison K. Engel
Senior Vice President/Chief Financial Officer

Date:	April 29, 2013

EXHIBIT INDEX

Exhibit No. 99.1 Press Release issued by A. H. Belo Corporation on April 29, 2013.